POWER OF ATTORNEY
                KNOW ALL BY THESE PRESENTS, that the undersigned
hereby constitutes and appoints each of Richard B. West, Stephen
T. Calhoun and Kent A. Pflederer, signing singly, the
undersigned's true and lawful attorney-in-fact to: (i) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer or director of Packaging Corporation of America, a
Delaware corporation (the "Company"), statements of beneficial ownership on Forms 3, 4 and 5 under Section 16(a) of the
Securities Exchange Act of 1934, as amended (the "Exchange Act")
and the rules thereunder; (ii) do and perform any and all acts for and on behalf of the undersigned which may be necessary or
desirable to complete and execute any such Form 3, 4 and 5 and timely file such form with the United States Securities and
Exchange Commission (the "SEC") and any stock exchange or similar authority; (iii) complete, and submit to the SEC on behalf of the undersigned, a Form ID and take such other actions and execute and deliver such other documents as such attorney-in-fact determines to be necessary or appropriate in order to enable the undersigned to make electronic filings with the SEC;  and (iv) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the
undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
                The undersigned hereby grants to each such
attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of
substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of
attorney and the rights and powers herein granted.  The
undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the
undersigned's responsibilities to comply with Section 16 of the
Exchange Act.
                This Power of Attorney shall remain in full force
and effect until the undersigned is no longer required to file
Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.  This Power of Attorney revokes all prior powers of attorney delivered by the undersigned relating to the subject matter hereof.
                IN WITNESS WHEREOF, the undersigned has caused
this Power of Attorney to be executed as of this 27 day of May
2009.

   /s/ James D. Woodrum